As filed with the Securities and Exchange Commission on December 18, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dolan Media Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-2004527
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

222 South Ninth Street, Suite 2300,
Minneapolis, Minnesota 55402
(612) 317-9420
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

JAMES P. DOLAN
Chairman, President and Chief Executive Officer
Dolan Media Company
222 South Ninth Street, Suite 2300
Minneapolis, Minnesota 55402
(612) 317-9420
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy To:
WALTER S. WEINBERG
ADAM R. KLEIN
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
(312) 902-5200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Price per	Aggregate	Registration
Securities to be Registered	Registered(1)(2)	Security(2)(3)	Offering Price(2)(4)	Fee(5)
Common Stock, $0.001 par value per share(6)				—
Preferred Stock, $0.001 par value per share				—
Debt Securities				—
Warrants
Total	$200,000,000		$200,000,000	$11,160.00

(1)	The registrant is registering under this registration statement an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities and an indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities as the registrant may sell from time to time, which together will have an aggregate initial offering price not to exceed $200,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities the registrant has previously issued under this registration statement. Any securities registered under this registration statement may be sold separately or together with other securities registered under this registration statement. The proposed maximum offering price per class of securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder may be issued directly or upon conversion of or exchange for preferred or debt securities that provide for conversion or exchange or upon exercise of warrants. The securities registered hereunder also include such additional indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon such conversion, exchange, or exercise to the extent no separate consideration is received for any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder includes such additional indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The registrant has not specified the amount to be registered, the proposed maximum aggregate offering price per security, or the proposed maximum aggregate offering price as to each security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	The registrant will determine the proposed maximum aggregate offering price per class of securities from time to time in connection with the registrant’s issuance of the securities registered under this registration statement.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(6)	This registration statement also includes an indeterminate number of rights to purchase shares of series A junior participating preferred stock issuable under the registrant’s Stockholder Rights Plan. These rights accompany shares of the registrant’s common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2009
PROSPECTUS
$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

We may offer and sell from time to time common stock, preferred stock, debt securities or warrants, either together or separately. The total aggregate offering price for these securities will not exceed $200,000,000.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The supplement also may add or update information contained in this prospectus. You should carefully read this prospectus, any post-effective amendment and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “DM.” Any common stock we sell under this prospectus, as it may be supplemented, will be listed on the New York Stock Exchange, subject to official notice of issuance.

Investing in our securities involves a number of risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is          , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell the securities, or combinations of the securities, from time to time in one or more transactions, up to a total dollar amount of $200,000,000. In this prospectus, we provide you with a general description of the securities that we may offer for sale. When we offer a type of securities for sale under this prospectus, we will provide a prospectus supplement that will describe in more detail the specific information about the terms of those securities and the manner in which they will be offered for sale. Information that we provide in a prospectus supplement may add to, update or change information we have provided in this prospectus or in the documents we have incorporated in this prospectus by reference. Before buying any securities being offered under this prospectus, you should carefully read this prospectus, all applicable prospectus supplements as well as the information we have incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any supplement is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context requires otherwise, the terms “company,” “we,” “us,” and “our” refer to Dolan Media Company and its consolidated subsidiaries.

THE COMPANY

We are a leading provider of necessary business information and professional services to the legal, financial and real estate sectors in the United States. We serve our customers through two complementary operating divisions: Professional Services and Business Information. Our Professional Services Division comprises two operating units: mortgage default processing services and litigation support services. Through our subsidiary, NDeX, we provide mortgage default processing services to eight law firms and also directly to mortgage lenders and loan servicers on California foreclosure files. Our subsidiaries Counsel Press and DiscoverReady comprise our litigation support services operating unit. Counsel Press provides appellate services to law firms and attorneys nationwide. DiscoverReady, which we acquired on November 2, 2009, provides outsourced discovery management and document review services to major United States companies and their counsel. Our Business Information Division publishes business journals, court and commercial newspapers and other publications, operates web sites and e-mail notification systems and conducts a broad range of events for targeted professional audiences in the 21 geographic markets that it serves in the United States.

Our principal executive offices are located at 222 South Ninth Street, Suite 2300, Minneapolis, Minnesota 55402 and our telephone number is (612) 317-9420. Our web site address is www.dolanmedia.com. Information on our web site does not constitute a part of this prospectus.

For additional information concerning us, please refer to the documents incorporated by reference that are listed under the caption “Documents Incorporated by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks incorporated by reference herein that are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and Item 1A of Part II of our quarterly reports on Form 10-Q filed with the SEC on August 7, 2009, and November 6, 2009, as well as any applicable prospectus supplement and the reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described in such “Risk Factors” section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements are statements such as those contained in projections, plans, objectives, estimates and anticipated future economic performance, as well as assumptions relating to any of the foregoing. We have based these forward-looking statements on our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “goal,” “continue” and similar expressions or terminology. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include:

•	our business operates in highly competitive markets and depends upon the economies and the demographics of the legal, financial and real estate sectors in the markets we serve and changes in those sectors could have an adverse effect on our revenues, cash flows and profitability;

•	NDeX’s business revenues are very concentrated, as NDeX currently provides mortgage default processing services to eight law firm customers, and if the number of case files referred to our law firm customers, and ultimately to NDeX for processing, decreases or fails to increase, it may affect the cash flow of our law firm customers and their ability to pay us timely for services we perform and may also adversely affect our operating results and ability to execute our growth strategy;

•	the key attorneys at each of NDeX’s law firm customers are employed by NDeX, some of whom, including David A. Trott, the chairman and chief executive officer of NDeX, also hold a direct or indirect equity interest in NDeX. As a result, these key attorneys may, in certain circumstances, have interests that differ or conflict with our interests;

•	government regulation of sub-prime, Alt-A and other residential mortgage products, including bills introduced in states where we do business (such as recently enacted foreclosure legislation in Michigan and Indiana), the Hope for Homeowners Act, the Emergency Stabilization Act and Homeowner Affordability and Stability Plan, the Streamlined Modification Program, Protecting Tenants at Foreclosure Act of 2009, and voluntary foreclosure relief programs developed by lenders, loan servicers and the Hope Now Alliance, a consortium that includes loan servicers, may have an adverse affect on and restrict our mortgage default processing services and public notice operations;

•	we have owned and operated DiscoverReady, LLC for a very short period of time and we are highly dependent on the skills and knowledge of the individuals serving as chief executive officer and president of DiscoverReady as none of our executive officers have managed and operated a discovery management and document review services company prior to this acquisition;

•	DiscoverReady’s business revenues are very concentrated among a few customers and if these customers choose to manage their discovery with their own staff or by engaging another provider and if we are unable to develop new customer relationships, our operating results and the ability to execute our growth strategy may be adversely affected;

•	the acquisition of DiscoverReady may expose us to particular business and financial risks that include, but are not limited to: (1) diverting management’s time, attention and resources from managing the business; (2) incurring significant additional capital expenditures and operating expenses to improve, coordinate or integrate managerial, operational, financial and administrative systems; (3) failing to integrate the operations, personnel and internal controls of DiscoverReady in our company or to manage DiscoverReady or our growth; and (4) facing operational difficulties in new markets or with new products and service offerings;

•	we are dependent on our senior management team, especially James P. Dolan, our founder, chairman, president and chief executive officer; Scott J. Pollei, our executive vice president and chief operating officer; Mark W.C. Stodder, our executive vice president — business information; David A. Trott, chairman and chief executive officer, NDeX; and Vicki J. Duncomb, our vice president and chief financial officer;

•	we intend to continue to pursue acquisition opportunities, which we may not do successfully and which may subject us to considerable business and financial risk, and we may be required to incur additional indebtedness or raise additional capital to fund these acquisitions and this additional cash may not be available to us on satisfactory terms or at all;

•	growing our business may place a strain on our management and internal systems, process and controls; and

•	we incurred additional indebtedness to close the acquisitions of National Default Exchange Management, Inc. and its affiliates, which we refer to as “Barrett-NDeX”, and DiscoverReady and this additional debt consumed a significant portion of our ability to borrow and may limit our ability to pursue other acquisitions or growth strategies.

See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and Item 1A of Part II of our quarterly reports on Form 10-Q for the second and third quarters of 2009, as well as in our other reports filed from time to time with the SEC that are incorporated in this prospectus by reference and in any applicable prospectus supplement, for a description of these and other risks, uncertainties and factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The table below sets forth our historical consolidated ratio of earnings to fixed charges and ratio of combined fixed charges and preference dividends to earnings for the periods indicated. Earnings available to cover fixed charges include pretax income (loss) from continuing operations before non-controlling interest and income (loss) from equity investees. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs, preferred security dividend requirements of our consolidated subsidiaries and that portion of our rental expense that we believe to be a reasonable approximation of the interest. Preference security dividends are the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities. See Exhibit 12 filed herewith for a statement setting forth the computation of these ratios.

	Nine Months
	Ended	Year Ended December 31,
	September 30, 2009	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges(1)	7.8	3.7	0.4	0.5	0.6	1.1

Ratio of Combined Fixed Charges and Preference Dividends to Earnings(1)	0.1	0.3	2.9	2.2	2.7	2.2

(1)	Calculated in accordance with Item 503(d) of Regulation S-K under the Securities Act.

For the years ended December 31, 2007, 2006, and 2005, the ratio of earnings to fixed charges indicates less than one-to-one coverage. Accordingly, the dollar amount of the deficiency is $46.0 million, $14.6 million and $3.6 million for the year ended December 31, 2007, 2006 and 2005, respectively.

USE OF PROCEEDS

Unless we otherwise specify in any applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, including for acquisitions, capital expenditures, the repayment of debt, and working capital. However, unless we receive a waiver from the lenders under our credit facility, we will be required to apply 50% of the net proceeds from the sale of any equity securities under this prospectus to the repayment of debt outstanding under our $200 million credit facility. We may provide additional information regarding the use of net proceeds from the sale of these securities in the applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings: common stock; preferred stock; debt securities; and/or warrants. The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and by-laws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Delaware law. We refer you to the foregoing documents and to Delaware law for a detailed description of the provisions summarized below.

General

We are authorized to issue 70,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of December 14, 2009, there were approximately (x) 30,078,737 shares of common stock issued and outstanding held by approximately 1,776 holders of record and (y) no shares of preferred stock outstanding. We have designated 5,000 shares of series A junior participating preferred stock, as a series of preferred stock, in connection with our adoption of a stockholder rights plan on January 29, 2009.

Common Stock

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

Voting Rights.  Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends.  Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid cash dividends on our common stock.

Other Rights.  In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Stockholder Rights Plan.  On January 29, 2009, our board adopted a Stockholder Rights Plan, which is designed to protect our stockholders from potentially coercive takeover practices or takeover bids and to prevent an acquirer from gaining control of the company without offering a fair price to our stockholders. The plan is not intended to deter offers that are fair or otherwise in the best interests of our stockholders.

This plan is similar to plans that other public companies have adopted and our adoption of this plan was not prompted by any external actions. We have received no hostile communications or takeover approaches of any kind. We adopted the plan to give our board time to evaluate and respond to any unsolicited future attempts to acquire our company. In connection with the adoption of this plan, our board declared a dividend of one Series A junior participating preferred stock purchase right for each outstanding share of our common stock, payable to the stockholders of record on February 9, 2009. Please see our current report on Form 8-K and the registration statement on Form 8-A, each dated February 3, 2009, and incorporated in this prospectus by reference for more information about the terms of our stockholder rights plan.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is BNY Mellon Shareholder Services. Their address is BNY Mellon Shareholder Services, P.O. Box 358015, Pittsburgh, PA 15252-8015 and their telephone number is 1-800-953-2495.

Listing.  Our common stock is listed on the New York Stock Exchange under the symbol “DM.” Any common stock we sell under this prospectus, as it may be supplemented, will be listed on the New York Stock Exchange, subject to official notice of issuance.

Preferred Stock

We are authorized to issue shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the number of shares we are offering;

•	the offering price for those shares;

•	the maximum number of shares in the series and the distinctive designation thereof;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares will be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series;

•	any securities exchange or market on which the shares will be listed; and

•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation, Our Second Amended and Restated By-Laws and Delaware Law

Authorized but Unissued Shares.  The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Advance Notification of Stockholder Nominations and Proposals.  Our amended and restated certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Our amended and restated certificate of incorporation also requires that special meetings of stockholders be called only by our board of directors, our chairman or our president. In addition, our by-laws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 150 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Number, Election and Removal of the Board of Directors.  As of the date of this prospectus, our board of directors consisted of seven directors. Our amended and restated certificate of incorporation authorizes a board of directors consisting of at least five, but no more than eleven, members, with the number of directors to be fixed from time to time by a resolution of the majority of our board of directors (or by a duly adopted amendment to our certificate of incorporation). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, a portion of our board of directors will be elected each year. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. Between stockholders meetings, directors may be removed by our stockholders only for cause and the board of directors may appoint new directors to fill vacancies or newly created directorships. These provisions may deter a stockholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers, which could depress the market price of our common stock.

Delaware Anti-Takeover Law.  Our amended and restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law, an anti-takeover law, will apply to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•	any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the right of the Trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of or interest on any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration. In addition, if there is an “event of default” under the indenture, it may trigger an event of default under our credit agreement.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture.  Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

Outstanding Indebtedness

On August 8, 2007, we, including our consolidated subsidiaries, entered into a second amended and restated credit agreement, effective August 8, 2007, with a syndicate of bank lenders and U.S. Bank National Association, as LC bank and lead arranger and as agent for the lenders, for a $200 million senior secured credit facility comprised of a term loan facility in an initial aggregate amount of $50 million due and payable in quarterly installments with a final maturity date of August 8, 2014 and a revolving credit facility in an aggregate amount of up to $150 million with a final maturity date of August 8, 2012. At any time the outstanding principal balance of revolving loans under the revolving credit facility exceeds $25 million, such revolving loans will convert to an amortizing term loan, in an amount that we designate if we give notice, due and payable in quarterly installments with a final maturity date of August 8, 2014. As of December 18, 2009, we had $146.5 million outstanding under our term loan, and $14.0 million outstanding balance under our revolving variable-rate credit facility and available capacity of approximately $26.0 million, after taking into account the senior leverage ratio requirements under the credit agreement.

Our obligations under the credit agreement are the joint and several liabilities of us and our consolidated subsidiaries and are secured by liens on substantially all of the assets of such entities, including pledges of equity interests in the consolidated subsidiaries. Our credit agreement prohibits redemptions and provides that in the event we issue any additional equity securities, 50% of the cash proceeds of the issuance must be paid to our lenders in satisfaction of any outstanding indebtedness. Our credit agreement also contains a number of negative covenants that limit us from, among other things and with certain thresholds and exceptions, merging, consolidating or entering into a reorganization or similar transaction with another person, incurring indebtedness (including guarantee obligations) or liens, paying dividends, redeeming or repurchasing shares or making other payments in respect of capital stock. As of the date of this prospectus, we are in compliance with these covenants.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	certain United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

You may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If you exercise fewer than all of the warrants represented by the warrant certificate, then we will issue you a new warrant certificate for the remaining amount of warrants.

You will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, you will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, please carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers; through agents; to dealers; through underwriters, brokers or dealers; or through a combination of any of these sales methods. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities that are covered by this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, Illinois. Further, to the extent that we use any underwriters or agents in connection with any offering of the securities, we expect that the counsel for such underwriters and/or agents will pass upon the validity of the securities as well.

EXPERTS

McGladrey & Pullen, LLP, an independent registered accounting firm, has audited (1) the consolidated financial statements of Dolan Media Company and its subsidiaries as of December, 31, 2007 and 2008 and for the years ended December 31, 2006, 2007, and 2008; (2) the consolidated financial statements of National Default Exchange Holdings, LP (and Predecessor) as of December 31, 2006 and 2007 and for the years ended December 31, 2005, 2006 and 2007; (3) the consolidated financial statements of The Detroit Legal News Publishing, LLC for the year ended December 31, 2006; and (4) the internal control over financial reporting of Dolan Media Company and its subsidiaries as of December 31, 2008, all incorporated by reference in this prospectus. These financial statements are so incorporated by reference in reliance upon McGladrey & Pullen’s reports dated December 18, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the retrospective adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51), September 2, 2008, April 25, 2007, and March 11, 2009, and upon the authority of such firm as experts in accounting and auditing. The financial statements of The Detroit Legal News Publishing, LLC for the years ended December 31, 2007 and 2008, incorporated by reference in this prospectus, have been audited by Baker Tilly Virchow Krause, LLP (f/k/a Virchow, Krause & Company, LLP), an independent registered public accounting firm, and are so incorporated by reference in reliance upon its report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference room in Washington, D.C., at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at no cost from the SEC’s web site at http://www.sec.gov. Our shares of common stock are listed on the New York Stock Exchange and you can inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered by us. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained or incorporated by reference in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Anyone may obtain the registration statement and its exhibits and schedules from the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. Information in this prospectus updates, and in some cases supersedes, information incorporated by reference from documents we have filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference in this prospectus.

The following documents that we have previously filed with the SEC are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009, and September 30, 2009;

•	the portions of our Definitive Proxy Statement on Schedule 14A for the 2009 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Current Reports on Form 8-K filed with the SEC on September 16, 2008, February 3, 2009, July 28, 2009, August 4, 2009, October 5, 2009, and December 18, 2009;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 17, 2007 and any amendments thereto filed to update the description; and

•	the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on February 3, 2009 and any amendments thereto filed to update that description.

In addition, all documents filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all of the securities covered by this prospectus are incorporated by reference into, and deemed a part of, this prospectus from the date of filing of those documents.

Copies of these filings are available free of charge on our web site, www.dolanmedia.com. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. These documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into a document. You should direct any requests for documents to Dolan Media Company, Attention: Corporate Secretary, 222 South Ninth Street, Suite 2300, Minneapolis, Minnesota 55402, telephone: (612) 317-9420.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses, all of which are to be paid by us, in connection with the registration, issuance and distribution of the securities being registered by this registration statement. Other than the SEC registration fee, which was calculated in accordance with Rule 457(o), all amounts shown are estimates.

SEC registration fee	$11,160
New York Stock Exchange listing fee	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Miscellaneous expenses	*

Total	*

*	These fees are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered as well as the number of offerings.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s amended and restated certificate of incorporation provides for indemnification by the registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The registrant has entered into indemnification agreements with each of its directors and officers. These agreements require the registrant, among other things, to indemnify such directors or officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred (provided that they undertake to repay the amount advanced if it is ultimately determined that such director or officer is not entitled to indemnification), and to obtain directors’ and officers’ liability insurance whether or not the registrant would have the power to indemnify such director or officer under the applicable provisions of the registrant’s amended and restated certificate of incorporation or bylaws.

In addition, the registrant’s amended and restated certificate of incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by the Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (4) for any transaction from which the director derives an improper personal benefit.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 16.	EXHIBITS

Exhibit
Number		Description

1	.1*	Form of underwriting agreement for equity and/or debt.
1	.2*	Form of placement agent agreement for equity and/or debt.
4.1		Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our quarterly report on Form 10-Q filed with the SEC on September 14, 2007).
4.2		Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 of our current report on Form 8-K filed with the SEC on December 18, 2008).
4.3		Certificate of Designation of Series A Junior Participating Preferred Stock of Dolan Media Company (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K filed with the SEC on February 3, 2009).
4.4		Specimen stock certificate representing the Registrant’s common stock (incorporated by reference to Exhibit 4 of our amendment to registration statement on Form S-1/A filed with the SEC on July 16, 2007 (Registration No. 333-142372)).
4.5		Rights Agreement, dated as of January 29, 2009, by and between Dolan Media Company and Mellon Investor Services LLC, as Rights Agents (incorporated by reference to Exhibit 4.1 of our current report on Form 8-K filed with the SEC on February 3, 2009).
4	.6*	Form of certificate of designation for preferred stock.
4.7		Form of indenture.
4	.8*	Form of senior note.
4	.9*	Form of subordinated note.
4	.10*	Form of warrant agreement.
4	.11*	Form of warrant certificates to issued under the warrant agreement.
5		Opinion of Katten Muchin Rosenman LLP as to the legality of the securities being registered (including consent).
12		Calculation of ratio of earnings to fixed charges and ratio of combined fixed charges and preference dividends to earnings.
23.1		Consent of McGladrey & Pullen, LLP.
23.2		Consent of McGladrey & Pullen, LLP.
23.3		Consent of Baker Tilly Virchow Krause, LLP.
23.4		Consent of Katten Muchin Rosenman LLP (included in Exhibit 5).
24		Power of Attorney (included on the signature page hereto).
25+		Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee for the Indenture.

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement as an exhibit to an amendment to the registration statement or pursuant to a current report on Form 8-K that is incorporated by reference herein in connection with the offering of the securities.

+	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota on the 18th day of December, 2009.

DOLAN MEDIA COMPANY

/s/  JAMES P. DOLAN
James P. Dolan
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James P. Dolan and Vicki J. Duncomb his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b), (c) or (d) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and to all intents and purposes as each might or could do in person and hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES P. DOLAN James P. Dolan	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	December 18, 2009

/s/ VICKI J. DUNCOMB Vicki J. Duncomb	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 18, 2009

/s/ JOHN C. BERGSTROM John C. Bergstrom	Director	December 18, 2009

/s/ ANTON J. CHRISTIANSON Anton J. Christianson	Director	December 18, 2009

/s/ ARTHUR F. KINGSBURY Arthur F. Kingsbury	Director	December 18, 2009

Signature	Title	Date

/s/ JACQUES MASSICOTTE Jacques Massicotte	Director	December 18, 2009

/s/ LAUREN RICH FINE Lauren Rich Fine	Director	December 18, 2009

/s/ GEORGE ROSSI George Rossi	Director	December 18, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.7	Form of indenture.
5	Opinion of Katten Muchin Rosenman LLP as to the legality of the securities being registered.
12	Calculation of ratio of earnings to fixed charges and ratio of combined fixed charges and preference dividends to earnings.
23.1	Consent of McGladrey & Pullen, LLP.
23.2	Consent of McGladrey & Pullen, LLP.
23.3	Consent of Baker Tilly Virchow Krause, LLP.
23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature page hereto).